Exhibit 10.4
AGREEMENT TO ASSIST WITH CREDIT FACILITY
          THIS AGREEMENT TO ASSIST WITH CREDIT FACILITY (this "Agreement") is made and entered into this 30th day of November, 2011 (the "Effective Date"), by and among the Assisting Party listed below, and Summer Energy, LLC, a Texas limited liability company (sometimes referred to as the "Issuer" and sometimes referred to as the "Company"). Each of the Assisting Party and the Issuer hereinafter may be referred to as a "Party" or collectively may be referred to as the "Parties."
          Assisting Party:
          _____________________________________ (name)
          _____________________________________ (address)
          _____________________________________ (address)
          _____________________________________ (city, state, zip)
          _____________________________________ (phone)
          _____________________________________ (e-mail)
RECITALS
          A. Assisting Party has agreed to provide financial assistance to the Company by way of facilitating the Company's obtaining of a credit facility in the principal amount of $250,000.
          B. As consideration for providing such financial assistance, the Company agrees to be bound by the terms and conditions of this Agreement.
AGREEMENT
          NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises and obligations set forth hereafter, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1. Agreement to Provide Financial Assistance. Assisting Party agrees that it will make available to the Company, at the Company's option and up to a maximum, aggregate total of $250,000 (the "Cap"), the following financial assistance in order to assist the Company in obtaining a credit facility with an amount of credit available to the Company of $250,000 (the "Facility"): (i) unencumbered assets to be used as collateral to secure the Facility; (ii) certificates of deposit to secure the Facility; or (iii) a guaranty provided by the Assisting Party to the financial institution issuing the Facility. The Assisting Party agrees to make the financial assistance available to the Company within ten (10) business days of receiving a written request from the Company.
2. Cash Fee; Election to Receive Membership Units. On November 30, 2012, the Company agrees to pay the Assisting Party a one-time payment (the "Cash Fee") of $100,000 or, at the election of Assisting Party, the Assisting Party may elect to receive payment in lieu of the Cash Fee in membership units in the Company as described in Section 3 below. The Company may not prepay the Cash Fee.

3. Election to Receive Membership Unit Fee.
          3.1. Optional Membership Unit Fee.
                    The Assisting Party shall have the option (but not the obligation), exercisable in its sole discretion to receive, in lieu of the Cash Fee, membership units in the Company (sometimes referred to herein as "Units") calculated as follows: the denominator shall be $0.33 (the price per membership unit) and the numerator shall be the total credit available under the Facility, whether used or unused (250,000 / 0.33 = 757,576 membership units) (the "Membership Unit Fee"). The Assisting Party shall not be entitled to receive a portion of the Cash Fee and a portion of the Membership Unit Fee; the Assisting Party must either receive the entire Cash Fee or the entire Membership Unit Fee. The election to receive the Membership Unit Fee shall be deemed to have been made by the Assisting Party by providing written notice of its election to receive the Membership Unit Fee at least fifteen (15) days prior to November 30, 2012 (the "Election"). If the Assisting Party makes the Election to receive the Membership Unit Fee, the Company shall have no obligation to pay the Cash Fee, and the Assisting Party shall no longer have the right to receive the Cash Fee, but shall be obligated to accept the Membership Unit Fee as its entire compensation under this Agreement.
                    Further, if the Assisting Party makes the Election, the Assisting Party must provide certain information to the Company to enable the Company's officers to determine whether, under Section 4(2) of the Securities Act of 1933, as amended (the "Act"), and the regulations promulgated thereunder, Assisting Party meets the qualification and suitability requirements for an investment in the Units. In order for the Company to make such determination, the Assisting Party shall complete and execute a Subscription Agreement and Investor Questionnaire, forms of which are attached hereto as Exhibits "A" and "B," respectively.
          3.2. Procedures and Other Covenants with Respect to Membership Unit Fee. In the event the Assisting Party makes the Election to receive the Membership Unit Fee:
                    3.2.1. The Company shall take all necessary steps to ensure that such number of membership units as are issuable under the Membership Unit Fee is available for such issuance;
                    3.2.2.On November 30, 2012, the Company shall deliver to the Assisting Party, such documents and other instruments as may be necessary to transfer the applicable membership units to the Assisting Party;
                    3.2.3. The Company shall take all such actions as are necessary in order to ensure that the membership units issuable with respect to such election shall be validly issued, fully paid, and nonassessable;

                    3.2.4. The Company shall take all such actions as may be necessary to ensure that all such membership units issued as part of the Membership Unit Fee may be so issued without violation of any applicable law or governmental regulation; and
                    3.2.5. In case of any recapitalization, reclassification or change of the outstanding securities of the Company or of any reorganization of the Company or any similar corporate reorganization on or after the date hereof (a "Restructuring"), then lawful and adequate provisions shall be made so that in each such case the Assisting Party, upon an effective Election, shall be entitled to receive in lieu of the membership units the shares or other securities or property (including cash) to which the Assisting Party would have been entitled upon such consummation if the Assisting Party had made an effective Election prior to the Restructuring.
4. Term. The Assisting Party's obligations under Section 1 shall continue for three (3) years from the Effective Date.
5. Limitation of Liability. The Parties agree that the Company's liability to the Assisting Party shall be limited to the Cash Fee or the Units issued hereunder. The Company shall have no other liability whatsoever to Assisting Party. The Assisting Party's total liability to the Company hereunder shall not exceed the Cap.
6. Survival of Parties' Representations. All representations, warranties, and agreements made by the Parties to this Agreement shall survive the Closing.
7. Entire Agreement. This Agreement constitutes the entire understanding and agreement between the Parties hereto concerning the subject matter hereof and supersedes all prior agreements, representations or understandings between them. No representations, oral or written, modifying or contradicting the terms of this Agreement have been made by any Party except as contained herein.
8. Notices. All notices required to be given under this Agreement shall be deemed to be given if mailed by certified mail, postage prepaid, to the Company and Assisting Party at the following addresses:

COMPANY:	Summer Energy, LLC
800 Bering Drive, Suite 260
Houston, Texas 77057
Attn: Rod Danielson

Assisting Party:	See address provided in the preamble to this Agreement
          The Parties may, from time to time, by written notice to the other, change the addresses set forth above, at which time notice shall be deemed given if given to such changed address.
9. Severability. If any provision of this Agreement or any portion of any provision of this Agreement shall be deemed to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not alter the remaining portion of such provision, or any other provision hereof, as each provision of this Agreement shall be deemed severable from all other provisions hereof so long as the removal of the severable material does not materially alter the basic consideration for this Agreement.

10. Amendment. Any amendment to this Agreement must be in writing, signed by the Parties hereto and stating the intent of the Parties to amend this Agreement. The Parties hereby agree to take such further actions and steps as may be necessary to carry into effect the purposes and intentions set forth in this Agreement.
11. Binding Effect. This Agreement shall be binding on and shall inure to the benefit of the Parties to it and their permitted successors and assigns. However, this Agreement and the rights thereunder may not be assigned by the Assisting Party.
12. Cost and Expenses of Enforcement. In the event of the failure of either party hereto to comply with any provisions of this Agreement, the defaulting party shall pay any and all costs and expenses, including reasonable attorneys' fees (including in connection with any appeal) arising out of or resulting from such default, or in pursuing any remedy hereunder, or by the laws of the state of Texas, whether such remedy is pursued by filing suit or otherwise. In the event the Company does not pay the Cash Fee (if Assisting Party elects not to take the Membership Unit Fee in lieu thereof) within ten (10) days of the due date, the outstanding balance owing on the Facility shall bear interest at the rate of ten percent (10%) per annum, compounded monthly.
13. Indemnification. In the event the Company defaults on payment or other obligations to a financial institution which extended a loan to the Company, the Company hereby agrees to indemnify and hold Assisting Party harmless for, from, and against any and all damages, losses, liabilities, costs, and expenses (including, without limitation, costs and expenses of litigation and reasonable attorneys' fees) arising at any time, whether before or after payment of the Cash Fee or Membership Unit Fee, excepting any such matters arising solely from the gross negligence or willful misconduct of the Assisting Party.
14. Waiver.Unless otherwise indicated herein, failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement, or to exercise any right or remedy consequent upon a breach thereof, shall not constitute a waiver of any such breach or any other covenant, agreement, term, or condition. Any party, by notice delivered in the manner provided in this Agreement, may, but shall be under no obligation to, waive any of its rights or any conditions to its obligations hereunder, or any duty, obligation, or covenant of any other party. No waiver shall affect or alter the remainder of this Agreement, but each and every other covenant, agreement, term, and condition hereof shall continue in full force and effect with respect to any other then existing or subsequently occurring breach. To be effective, any waiver must be signed by all parties thereto.
15. Governing Law. This agreement is governed by the laws of the state of Texas in all respects, and the Parties hereto consent to exclusive jurisdiction and venue in the state or federal courts of Texas. The parties further agree not to disturb such choice of forum, and if not resident in such state, waive the personal service of any and all process upon them, and consent that such service of process may be made by certified or registered mail, return receipt requested, addressed to the Parties as set forth herein.

16. Further Actions. The Parties agree to take such further actions and execute and deliver such additional documents and writings as are reasonably necessary to accomplish the purposes of the transaction described in this Agreement.
17. No Reliance. Each of the Parties acknowledges that no other party or agent or attorney of any other party has made any promise, representation, or warranty whatsoever, express or implied, written or oral, not contained herein concerning the subject-matter hereof to induce any party to execute this Agreement, and each of the Parties acknowledges that he has not executed this Agreement, in reliance upon any promise, representation, or warranty not contained herein.
18. Specific Performance. Each Party acknowledges that the other Party would be damaged irreparably and would have no adequate remedy of law if any provision of this Agreement is not performed in accordance with its specific terms or otherwise is breached. Accordingly, each Party agrees that the other Party will be entitled to an injunction to prevent any breach of any provision of this Agreement and to enforce specifically any provision of this Agreement, in addition to any other remedy to which they may be entitled and without having to prove the inadequacy of any other remedy they may have at law or in equity and without being required to post bond or other security.
19. Counterparts. This Agreement may be executed in any number of counterparts, via facsimile, other electronic means, or original, each of which when so executed and delivered, shall be deemed an original, but with all such counterparts being taken together to constitute a single instrument.
[SIGNATURE PAGE TO FOLLOW]

          In witness whereof, the Parties hereto have executed this Agreement to Assist with Credit Facility effective as of the day and year first written above.

Company:

SUMMER ENERGY, LLC
a Texas limited liability company

By:	/s/ Rod Danielson
Name:	Rod Danielson
Title:	Managing Member

ASSISTING PARTY:

[Signature]

[printed name]